Exhibit 10.9
Prepared by and return to:
Seyfarth Shaw LLP
620 Eighth Avenue
New York, New York 10018
Attention: Mitchell S. Kaplan

LOAN ASSUMPTION
AND
SUBSTITUTION AGREEMENT

Date: As of September 8, 2010

Premises:	2424 Erwin Road
Durham, North Carolina

Tax Parcel Id No.:	0812-15-72-2463

LOAN ASSUMPTION AND SUBSTITUTION AGREEMENT
     THIS LOAN ASSUMPTION AND SUBSTITUTION AGREEMENT (this “Agreement”) is made and entered into as of September 8, 2010, by and among Hines Global REIT Hock Plaza I LLC, having an address of 2800 Post Oak Boulevard, Suite 4800, Houston, TX 77056 (“Assuming Borrower”), Hines Global REIT Properties LP having an address at 2800 Post Oak Boulevard, Suite 4800, Houston, TX 77056 (“Assuming Indemnitor”), Brickman Durham LLC, having an address at 712 Fifth Avenue, 6th Floor, New York, New York 10019 (“Original Borrower”), and Bruce S. Brickman, Kathleen Corton and Roderick O’Connor, each having an address at 712 Fifth Avenue, 6th Floor, New York, New York 10019 (individually and collectively, if more than one, “Original Indemnitor”) in favor of BANK OF AMERICA, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF GS MORTGAGE SECURITIES CORPORATION II, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-GG6, whose mailing address is c/o Wells Fargo Bank, N.A., Commercial Real Estate Services, NC1075, 201 S. College Street, Charlotte, NC 28244-1075, Attn: Portfolio Manager (“Lender”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Loan Agreement (as defined below).
Recitals
     A. Greenwich Capital Financial Products, Inc. (the “Original Lender”), pursuant to the Loan Documents (as hereinafter defined) made a loan to Original Borrower in the original principal amount of $80,000,000.00 (the “Loan”). The Loan is evidenced and secured by, among other things, the following documents executed in favor of Original Lender by Original Borrower and Original Indemnitor:
(1)	Promissory Note dated November 17, 2005, payable by Original Borrower to Original Lender in the original principal amount of $80,000,000.00 (the “Note”);

(2)	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date with the Note, granted by Original Borrower to Lawyers Title Insurance Corporation, as Trustee for the benefit of Original Lender, recorded in Book 5026, Page 648 in the real estate records of Durham County, North Carolina (“Recorder’s Office”) (the “Mortgage”);

(3)	Assignment of Leases and Rents of even date with the Note granted by Original Borrower to Original Lender, recorded in Book 5026, Page 670, in the Recorder’s Office (the “Assignment”);

(4)	UCC-1 financing statements with Original Borrower, as debtor, and Original Lender, as secured party, filed with the Recorder’s Office in Book 5026, Page 681 and with the Secretary of State of Delaware as Instrument No. 53585081 (collectively, the “UCC’s”);

(5)	Loan Agreement dated as of November 17, 2005 between Original Borrower and Original Lender (the “Loan Agreement”);

A-1

(6)	Guaranty of Recourse Obligations by and between Original Indemnitor and Original Lender of even date with the Note (the “Indemnity Agreement”);

(7)	Clearing Account Agreement of even date with the Note by and between Original Borrower, Original Lender and Citizens Bank of Pennsylvania (the “Clearing Account Agreement”);

(8)	Deposit Account Agreement of even date with the Note by and between Original Borrower, Original Lender and Wachovia Bank, National Association (the “Deposit Account Agreement”);

(9)	Consent and Subordination of Manager of even date with the Note by and between Original Borrower, Original Lender and Brickman Management LLC (the “Manager’s Subordination Agreement”); and

(10)	Assignment of Agreements, Licenses, Permits and Contracts of even date with the Note by and between Original Borrower and Original Lender (the “Assignment of Contracts”).
The foregoing documents, together with any and all other documents executed by Original Borrower and/or Original Indemnitor in connection with the Loan, are collectively called the “Loan Documents.” As used herein, the term “Assuming Obligors” shall mean Assuming Borrower and Assuming Indemnitor; and the term “Original Obligors” shall mean Original Borrower and Original Indemnitor.
     B. Original Lender assigned, sold and transferred its interest in the Loan and all Loan Documents to Lender and Lender is the current holder of all of Original Lender’s interest in the Loan and Loan Documents.
     C. Original Borrower continues to be the owner of the Property (as defined below).
     D. Pursuant to that certain Purchase and Sale Agreement dated effective March 5, 2010 (as amended and as assigned to Assuming Borrower, the “Sales Agreement”), Original Borrower agreed to sell, and Assuming Borrower agreed to purchase, that certain real property more particularly described on Exhibit A, attached hereto, together with all other property encumbered by the Mortgage and the other Loan Documents (collectively, the “Property”). The Sales Agreement requires that the Assuming Borrower assume the Loan and the obligations of Original Borrower under the Loan Documents, and conditions the closing of the sale of the Property upon the Lender’s consent to the sale of the Property and the assumption of the Loan.
     E. Pursuant to Section 5.26.2 of the Loan Agreement, any sale or transfer of the Property requires the Lender’s prior written consent. Original Borrower and Assuming Borrower have requested that Lender consent to the sale, conveyance, assignment and transfer of the Property by Original Borrower to Assuming Borrower, subject to the Mortgage and the other Loan Documents, and to the assumption by Assuming Borrower of the Loan and the assumption by Assuming Obligors of the obligations of Original Obligors under the Loan Documents, to the extent set forth herein (the “Assumption”).

     F. Lender is willing to consent to the sale, conveyance, assignment and transfer of the Property by Original Borrower to Assuming Borrower, subject to the Mortgage and the other Loan Documents (all as modified by this Agreement), and to the Assumption of and subject to the terms and conditions set forth in this Agreement and in the Mortgage and in the other Loan Documents.
     G. Lender, Original Obligors and Assuming Obligors, by their respective executions hereof, evidence their consent to the transfer of the Property to Assuming Borrower and the Assumption as hereinafter set forth.
Statement of Agreement
     In consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:
     1. Representations, Warranties, and Covenants of Original Obligors, Release of Lender.
          (a) Original Obligors hereby represent to Lender, as of the date hereof, that (i) simultaneously with the execution and delivery hereof, Original Borrower has conveyed and transferred all of the Property to Assuming Borrower; (ii) simultaneously with the execution and delivery hereof, Original Borrower has assigned and transferred to Assuming Borrower all leases, tenancies, security deposits and prorated rents of the Property in effect as of the date hereof (“Leases”) retaining no rights therein or thereto; (iii) Original Borrower has not received a mortgage from Assuming Borrower encumbering the Property to secure the payment of any sums due Original Borrower or obligations to be performed by Assuming Borrower; (iv) the Mortgage is a valid first lien on the Property for the full unpaid principal amount of the Loan and all other amounts as stated therein; (v) no Event of Default (as defined in the Loan Agreement) has occurred and is continuing; (vi) there are no defenses, set-offs or rights of defense, set-off or counterclaim whether legal, equitable or otherwise to the obligations evidenced by or set forth in the Loan Documents; (vii) all provisions of the Loan Documents are in full force and effect, except as modified herein; (viii) except as may otherwise be permitted pursuant to the Loan Documents, there are no subordinate liens of any kind covering or relating to the Property nor are there any mechanics’ liens or liens for unpaid taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received; and (ix) except as otherwise disclosed to Lender in that certain side letter from Assuming Obligors to Lender delivered to Lender on, and dated as of, the date hereof, the representations and warranties made by Original Obligors in the Loan Documents or in any other documents or instruments delivered in connection with the Loan Documents, including, without limitation, all representations and warranties with respect to environmental matters, are true, on and as of the date hereof, with the same force and effect as if made on and as of the date hereof.
          (b) Original Obligors hereby covenant and agree that: (i) from and after the date hereof, Lender may deal solely with each of Assuming Obligors in all matters relating to their respective obligations under or relating to the Loan, the Loan Documents, and the Property; (ii) Original Obligors shall not at any time hereafter take (x) a mortgage or other lien encumbering the Property or (y) a pledge of direct or indirect interests in Assuming Borrower or

Assuming Obligors to secure any sums to be paid or obligations to be performed by Assuming Obligors so long as any portion of the Loan remains unpaid; and (iii) with the exception of any notice requirements expressly set forth in the Indemnity Agreement, Lender has no further duty or obligation of any nature relating to the Loan or the Loan Documents to Original Obligors.
Original Obligors understand and intend that Lender shall rely on the representations, warranties and covenants contained herein.
     2. Representations, Warranties, and Covenants of Assuming Obligors.
          (a) Each Assuming Obligor hereby represents and warrants to Lender as to itself, as of the date hereof, that: (i) simultaneously with the execution and delivery hereof, Assuming Borrower has purchased from Original Borrower all of the Property, and has received and accepted Original Borrower’s assignment of the Leases; (ii) Assuming Borrower has assumed the performance of Original Borrower’s obligations under the Leases from and after the date hereof; (iii) Assuming Borrower has not granted to Original Borrower (x) a mortgage or other lien upon the Property or (y) a pledge of direct or indirect interests in the Assuming Borrower to secure any debt or obligations owed to Original Borrower; (iv) to the knowledge of each Assuming Obligor, no default or Event of Default under the Loan Documents has occurred or is continuing; (v) to the knowledge of each Assuming Obligor, all provisions of the Loan Documents are in full force and effect; (vi) to the knowledge of each Assuming Obligor, the representations and warranties made in the Loan Documents or in any other documents or instruments delivered in connection with the Loan Documents are true, on and as of the date hereof, except as such representations or warranties relate to characteristics of the Original Borrower or Original Indemnitor; and (vii) Assuming Obligors have reviewed all of the Loan Documents and consent to the terms thereof, as modified by this Agreement.
          (b) Assuming Borrower shall not hereafter, without Lender’s prior consent in accordance with the terms of the Loan Documents, further encumber the Property or sell or transfer the Property or any interest therein, except as may be permitted in the Loan Documents. Except as otherwise disclosed to Lender in that certain side letter from Assuming Obligors to Lender delivered to Lender on, and dated as of, the date hereof, Assuming Obligors have no knowledge that any of the representations and warranties made by the Original Obligors herein or in the other Loan Documents are untrue, incomplete or incorrect.
          (c) Assuming Indemnitor hereby represents and warrants to Lender that Assuming Indemnitor is an affiliate of Assuming Borrower and Assuming Indemnitor will derive substantial economic benefit from Lender’s consent to the Assumption. Assuming Indemnitor hereby acknowledges and agrees that Assuming Indemnitor has executed this Agreement and agreed to be bound by the covenants and agreements set forth herein applicable to Assuming Indemnitor in order to induce Lender to consent to the transaction described herein. Accordingly, Assuming Indemnitor acknowledges that Lender would not consent to the transaction described herein without the execution and delivery by Assuming Indemnitor of this Agreement.
Assuming Obligors understand and intend that Lender shall rely on their respective representations, warranties and covenants contained herein.

     3. Assumption of Obligations of Borrower. Assuming Borrower hereby assumes the Debt (as defined in the Loan Agreement), and Assuming Borrower hereby assumes all the other obligations of Original Borrower of every type and nature set forth in the Loan Documents in accordance with their respective terms and conditions, as the same may be modified by this Agreement. Assuming Borrower further agrees to abide by and be bound by all of the terms of the Loan Documents applicable to the “Borrower”, “Maker”, “Assignor”, “Trustor”, “Grantor” or “Mortgagor” (as applicable), in accordance with their respective terms and conditions, including but not limited to, the representations, warranties, covenants, assurances and indemnifications therein, all as though each of the Loan Documents had been made, executed, and delivered by Assuming Borrower. Assuming Borrower agrees to pay when and as due all sums due under the Note, and agrees to pay, perform, and discharge each and every other obligation of payment and performance of the “Borrower”, “Maker”, “Assignor”, “Trustor”, “Grantor” or “Mortgagor” (as applicable) pursuant to and as set forth in the Loan Documents, at the time, in the manner and otherwise in all respects as therein provided. The foregoing assumption by Assuming Borrower is absolute and unconditional, is not subject to any defenses, waivers, claims or offsets nor may it be affected or impaired by any agreement, condition, statement or representation of Original Borrower or any borrower or any failure to perform the same and that Assuming Borrower hereby relinquishes, waives and releases any and all such defenses, claims, offsets and causes of action. Assuming Borrower hereby acknowledges, agrees and warrants that (i) there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, which would enable Assuming Borrower to avoid or delay timely performance of its obligations under the Loan Documents, as applicable; and (ii) there are no monetary encumbrances or liens of any kind or nature against the Property except those created by the Loan Documents, and all rights, priorities, titles, liens and equities securing the payment of the Note are expressly recognized as valid and are in all things renewed, continued and preserved in force to secure payment of the Note, except as amended herein. Assuming Borrower represents and warrants to Lender that Assuming Borrower has actual knowledge of all terms and conditions of the Loan Documents, and agrees that, except as expressly provided herein, Lender has no obligation or duty to provide any information to Assuming Borrower regarding the terms and conditions of the Loan Documents.
     4. Assumption of the Obligations of the Indemnitor under the Indemnity Agreement; Substitution of Indemnitor. From and after the date of this Agreement, Assuming Indemnitor shall be obligated and responsible for the performance of each and all of the obligations and agreements of the “Indemnitor”, “Guarantor” and/or “Key Principal” (collectively referred to herein as “Indemnitor”) under the Indemnity Agreement and the other Loan Documents to which Original Indemnitor is a party, and Assuming Indemnitor shall be liable and responsible for each and all of the liabilities of the Indemnitor thereunder, and shall be substituted in lieu of and in place of Original Indemnitor, as fully and completely as if Assuming Indemnitor had originally executed and delivered such Loan Documents as Indemnitor thereunder, including, without limitation, all of those obligations, agreements and liabilities which would have, but for the provisions of this Agreement, been the obligations, agreements and liabilities of Original Indemnitor, without regard to when such obligations, agreements and liabilities arise, accrue or have arisen or accrued, and without regard to Indemnitor then responsible or liable therefor at the time of such accrual. From and after the date hereof, Assuming Indemnitor further agrees to abide by and be bound by all of the terms of the Loan Documents having reference to the Indemnitor, all as though each of the Loan Documents to which Original Indemnitor is a party had been made, executed, and delivered by Assuming Indemnitor as the Indemnitor. From and after the date hereof, the Assuming Indemnitor hereby agrees to pay, perform, and discharge each and every obligation of payment and performance of the Indemnitor under, pursuant to and as set forth in the Loan Documents at the time, in the manner and otherwise in all respects as therein provided.
Notwithstanding anything herein or in the other Loan Documents to the contrary, Assuming Guarantor shall not be liable under the Indemnity Agreement with respect to any and all representations or warranties (other than representations and warranties concerning Environmental Laws or Hazardous Substances) relating to information or deliveries provided by Original Obligors in connection with the closing of the Loan in November, 2005; provided, however, that, to the extent any such representation or warranty would give rise to an Event of Default under Section 8.1 of the Loan Agreement, Assuming Borrowers shall be and remain liable therefor.
     5. Notices to Indemnitor. Without amending, modifying or otherwise affecting the provisions of the Loan Documents except as expressly set forth herein, Lender shall, from and after the date of this Agreement, deliver any notices to the Indemnitor which are required to be delivered pursuant to the Loan Documents, or are otherwise delivered by Lender thereunder at Lender’s sole discretion, to Assuming Indemnitor’s address set forth above.
     6. Consent to Conveyance, Assumption and Substitution of Indemnitor; Release of Original Obligors. Subject to the terms and conditions set forth in this Agreement, Lender consents to: (a) the sale, conveyance, assignment and transfer of the Property by Original Borrower to Assuming Borrower, subject to the Mortgage and the other Loan Documents; (b) the assumption by Assuming Borrower of the Loan and the obligations of Original Borrower under the Loan Documents; and (c) the assumption by Assuming Indemnitor of the obligations of the Original Indemnitor under the Loan Documents. Original Obligors are hereby released from any liability to Lender under any and all of the Loan Documents first arising or accruing subsequent to the Assumption. Lender’s consent to such transfer and Assumption shall, however, not constitute its consent to any subsequent transfers of the Property. Original Obligors hereby acknowledge and agree that the foregoing release shall not be construed to release Original Obligors from any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of the transaction described herein, but such liability and any liability under this Agreement shall be limited as and to the extent set forth in the Loan Documents, including, without limitation, Section 10.1 of the Loan Agreement. Notwithstanding the foregoing release or any other term contained in this Agreement, Original Obligors shall continue to be liable for and guarantee payment to Lender of all obligations under the Note arising prior to the closing of the Assumption in the event of the voluntary bankruptcy or insolvency proceeding of Original Borrower and such bankruptcy or insolvency proceeding adversely impacts Lender in any material way in respect of the Loan. Lender acknowledges and agrees that no notices of default which have not been cured are presently outstanding with respect to the Loan and further acknowledges and agrees that Lender, without independent investigation, does not have knowledge of any defaults presently outstanding with respect to the Loan.

     7. Release and Covenant Not to Sue. Original Obligors and Assuming Obligors, on behalf of themselves and their heirs, successors and assigns, hereby release and forever discharge Lender, any trustee of the Loan, any servicer of the Loan, each of their respective predecessors in interest and successors and assigns, together with the officers, directors, partners, employees, investors, certificate holders, agents, attorneys and consultants of each of the foregoing (collectively, the “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities demands or causes of action of any nature, at law or in equity, known or unknown, which Original Obligors and Assuming Obligors now have by reason of any cause, matter, or thing through and including the date hereof, to the extent arising out of or relating to: (a) the Loan, including, without limitation, its funding, administration and servicing; (b) the Loan Documents; (c) the Property; (d) any reserve and/or escrow balances related to the Loan held by Lender or any servicers of the Loan; or (e) the sale, conveyance, assignment and transfer of the Property. Original Obligors and Assuming Obligors, on behalf of themselves and their heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.
     8. Acknowledgment of Indebtedness. This Agreement recognizes the reduction of the principal amount of the Note, if any, and the payment of interest thereon to the extent of payments made by Original Borrower prior to the date of execution of this Agreement. The parties acknowledge and agree that, as of September 7, 2010, the principal balance of the Note is $80,000,000.00 and interest on the Note is paid to September 5, 2010. Assuming Borrower acknowledges and agrees that the Loan, as evidenced and secured by the Loan Documents, is a valid and existing indebtedness payable by Assuming Borrower to Lender. The parties acknowledge that Lender is holding the following escrow and/or reserve balances:

Tax Escrow:	$745,238.64
Insurance Escrow:	$55,665.82
Capital Expense Reserve:	$38,708.77
Rollover Reserve:	$809.02
Special Rollover Reserve:	$0.00
Operating Expense Subaccount:	$0.00
Casualty/Condemnation Subaccount:	$0.00
Cash Collateral Subaccount:	$0.00
Security Deposit Subaccount:	$0.00
The parties acknowledge and agree that Lender shall continue to hold the escrow and reserve balances for the benefit of Assuming Borrower in accordance with the terms of the Loan Documents. Original Obligors covenant and agree that the Lender Parties have no further duty or obligation of any nature to Original Obligors relating to such escrow and/or reserve balances. Original Obligors hereby release and forever discharge the Lender Parties from any obligations to Original Obligors relating to such escrow and/or reserve balances. Assuming Obligors and Lender acknowledge and agree that the funds listed above constitute all of the reserve and escrow funds currently held by Lender with respect to the Loan and Assuming Obligors authorize such funds to be transferred to an account controlled by Lender for the benefit of Lender and Assuming Borrower.
The parties further acknowledge and agree that Lender shall direct the Deposit Bank (as defined in the Deposit Account Agreement) and the Clearing Bank (as defined in the Clearing Account Agreement) to continue to hold and manage the accounts established pursuant to the Loan Agreement and the Clearing Account Agreement for the benefit of Assuming Borrower in accordance with the terms thereof. Original Obligors covenant and agree that the Deposit Bank and Lender Parties have no further duty or obligation of any nature to Original Obligors relating to such accounts. Original Obligors hereby release and forever discharge the Deposit Bank and Lender Parties from any obligations to Original Obligors relating to such accounts.
     9. Modifications of the Loan Documents. The Loan Documents are hereby modified as follows:
          (a) Section 6.1 of the Loan Agreement is hereby deleted in its entirety and the following substituted in its stead:
     “6.1. “Notices. All notices, demands, requests or other communications hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with a reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee addressed as follows:

If to Borrower:	Hines Global REIT Hock Plaza I LLC
2800 Post Oak Boulevard, Suite 4800
Houston, TX 77056

With a copy to:	Hines Global REIT, Inc.
2800 Post Oak Blvd., 48th Floor
Houston, Texas 77056-6118
Attention: Mr. Charles Hazen

With a copy to:	Hines Interests Limited Partnership
2800 Post Oak Blvd., 48th Floor
Houston, Texas 77056-6118
Attention: Jason P. Maxwell, Esq.

With a copy to:	Hines Interests Limited Partnership
1 South Dearborn Street, Suite 2000
Chicago, IL 60603-2302
Attention: C. Kevin Shannahan

With a copy to:	Hines Interests Limited Partnership
Five Ravinia Drive
Atlanta, Georgia 30346-2104
Attention: Mr. Kurt A. Hartman

With a copy to:	King & Spalding LLP
1180 Peachtree Street, NE
Atlanta, GA 30309-3521
Attention: D. Clayton Howell, Esq.

If to Lender:	BANK OF AMERICA, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF GS MORTGAGE SECURITIES CORPORATION II, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-GG6
c/o Wells Fargo Bank, N.A., Commercial Real Estate Services,
NC1075, 201 S. College Street,
Charlotte, NC 28244-1075
Attn: Portfolio Manager

With a copy to:	Seyfarth Shaw LLP
620 Eighth Avenue
New York, New York 10018
Attn: Mitchell S. Kaplan, Esq.
All notices, demands and requests shall be effective (i) upon delivery, if delivered in person, (ii) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) business days after having been deposited in the United States mail as provided above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.”
          In addition, the addresses for applicable notice parties in the other Loan Documents shall be deemed changed to reflect the changes to Section 6.1 of the Loan Agreement.
          (b) The Mortgage is hereby modified to substitute the name and address (as listed above) of Lender, as “Beneficiary,” and Assuming Borrower, as “Trustor,” in place of the “Beneficiary” and “Trustor” names and addresses set forth therein.

          (c) The definition of “Approved Management Fee” in the Loan Agreement is hereby amended by inserting “(i)” between the words “not to exceed” and “one and one half percent” in the second line thereof and by inserting the following language at the end of the first sentence thereof:
“during the continuance of a Cash Management Period triggered by the Stated Maturity Date and/or an Event of Default or (ii) three percent (3%) of the gross revenue of the Property during the continuance of a Cash Management Period resulting solely from a DSCR Cash Management Period and/or a Lease Sweep Period; provided, however, that, notwithstanding the foregoing, upon the subsequent occurrence of the Stated Maturity Date and/or an Event of Default while the applicable DSCR Cash Management Period and/or a Lease Sweep Period is continuing, the Approved Management Fee shall not exceed one and one-half percent (1.50%) of the gross revenue of the Property.”
          (d) The term “Brickman Fund” is hereby deleted wherever used in the Loan Documents and is hereby replaced with the term “Hines Global REIT, Inc.”.
          (e) The term “Key Principals” in the Loan Agreement shall be deleted in its entirety and replaced with the following:
               “Key Principals: “Hines Global REIT, Inc.”
          (f) (The definition of “Manager” in the Loan Agreement is hereby amended by deleting “Brickman Management LLC” and substituting “Hines Interests Limited Partnership” in its place.
          (g) The definition of “Permitted Transfers” is hereby deleted in its entirety and replaced with the following:
               “Permitted Transfers:
               (i) a Lease entered into in accordance with the Loan Documents; or
               (ii) a Permitted Encumbrance; or
               (iii) a Transfer and Assumption; or
               (iv) Transfer of Equipment in Borrower’s ordinary course of business (provided that, to the extent reasonably required for the operation of the Property, such Equipment is replaced with Equipment of equivalent value and functionality); or
               (v) provided that no Event of Default shall then exist and be continuing, a Transfer of an interest in Borrower (other than a Transfer of interests in Hines Global REIT Properties LP or in Hines Global REIT, Inc. (the “REIT”)) to any Person provided that:

                    (A) such Transfer shall not (x) cause the transferee (other than Key Principal), together with its Affiliates, to acquire Control of Borrower or to increase its direct or indirect interest in Borrower to an amount which exceeds 49% or (y) result in Borrower no longer being Controlled by Key Principal(s);
                    (B) after giving effect to such Transfer, the REIT shall continue to own at least fifty one percent (51%) of all equity interests (direct or indirect) in Borrower;
                    (C) Reserved;
                    (D) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (l0) days prior to the date of such Transfer; and
                    (E) the legal and financial structure of Borrower and its members and the single purpose nature and bankruptcy remoteness of Borrower and its members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements; or
               (vi) provided that no Event of Default shall then exist and be continuing, a Transfer of an interest in Borrower, which shall cause the transferee to increase its direct or indirect interest in Borrower to an amount which exceeds 49% or which results in a change of Control of Borrower, provided that:
                    (A) unless such Transfer is to a Key Principal, such Transfer is first approved by Lender in its sole and absolute discretion;
                    (B) Borrower, at its sole cost and expense, shall have (1) delivered (or caused to be delivered) to Lender and, if such Transfer occurs after a Secondary Market Transaction, the applicable Rating Agencies, a substantive non-consolidation opinion with respect to Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies and (2) reimbursed Lender for all reasonable expenses incurred by it in connection with such Transfer; and
                    (C) if such Transfer occurs after a Secondary Market Transaction, Borrower, at its sole cost and expense, shall have delivered (or caused to be delivered) to Lender and the applicable Rating Agencies, a Rating Comfort Letter; or
               (vii) a Transfer of any direct or indirect interest in Borrower related to or in connection with the estate planning of such transferor to (1) an immediate family member of such interest holder (or to partnerships or limited liability companies Controlled solely by one or more of such family members) or (2) a trust established for the benefit of such immediate family member (any such transferee permitted pursuant to this clause (vii) or clause (viii) below, a “Key Principal Estate Planning Transferee”), provided that:
                    (A) such Transfer shall not result in Borrower no longer being Controlled by a Key Principal (in the sense of clause (ii) of the defined term “Control”);

                    (B) such Transfer shall not otherwise result in a change of the day to day management and operations of the Property;
                    (C) if such Transfer results in the transferee (other than Key Principal (directly or indirectly)) obtaining Control of Borrower (only in the sense of clause (i) of the defined term “Control”), Borrower shall give Lender notice of such Transfer not less than ten (10) days prior to the date of such Transfer; and
                    (D) Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity; or
               (viii) a Transfer of any direct or indirect interest in Borrower that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust established for the benefit of such immediate family member (or to partnerships or limited liability companies Controlled solely by one or more of such family members), provided that:
                    (A) such Transfer shall not otherwise result in a change of the management and operations of the Property;
                    (B) if such Transfer results in any transferee (other than (A) Key Principal (directly or indirectly) or (B) the estate of a remaining Key Principal (during the pendency of the settlement by the estate of such Key Principal and if such Transfer occurs as a result of the death of such Key Principal) (a “Key Principal Estate”)), obtaining Control of Borrower, Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 10 days after the date of such Transfer;
                    (C) Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity;
                    (D) if (x) any such Transfer would result in Borrower no longer being Controlled (in the sense of clause (ii) of the defined term “Control”) by at least one of the Key Principals or a Key Principal Estate and (y) such Transfer occurs prior to the occurrence of a Secondary Market Transaction, then (1) such Transfer is approved by Lender in writing within 30 days after any such Transfer, which approval shall not be unreasonably withheld or delayed, and (2) Borrower shall reimburse Lender for all reasonable expenses incurred by Lender in connection with such Transfer; and
                    (E) if (x) any such Transfer would result in Borrower no longer being Controlled (in the sense of clause (ii) of the defined term “Control”) by at least one of the Key Principals or a Key Principal Estate and (y) such Transfer occurs after the occurrence of a Secondary Market Transaction, then Borrower, at Borrower’s sole cost and expense, shall, within 90 days after any such Transfer (or such longer time as may reasonably be necessary for Borrower to obtain the Rating Comfort Letters required pursuant to this clause (E) (provided Borrower is diligently pursuing same)) (1) deliver (or cause to be delivered) the applicable Rating Comfort Letters to Lender, (2) obtain the written consent of Lender which shall not be unreasonably withheld or delayed (provided that Lender’s approval may be conditioned upon Borrower delivering a Rating Comfort Letter as set forth in the previous clause (E)(l) and (3)

reimburse Lender for all reasonable expenses incurred by Lender in connection with such Transfer; or
               (ix) provided that no Event of Default shall then exist and be continuing:
                    (A) Transfers of interests in Hines Global REIT Properties LP (the “Operating Partnership”) (other than direct or indirect Transfers of interests in the REIT) as long as the REIT (i) Controls the Operating Partnership and Borrower and (ii) after giving effect to such transfers, no more than forty-nine percent (49%) of the outstanding shares or interests in the REIT are held by any Person (or Affiliated Person) which does not hold at least forty-nine percent (49%) of the outstanding shares or interests in the REIT as of the date hereof;
                    (B) the issuance of new shares, partnership interests, membership interests or other ownership interests of any kind in the Operating Partnership as long as the REIT (i) Controls the Operating Partnership and Borrower and (ii) after giving effect to such issuances, no more than forty-nine percent (49%) of the outstanding shares or interests in the REIT are held by any Person (or Affiliated Person) which does not hold at least forty-nine percent (49%) of the outstanding shares or interests in the REIT as of the date hereof;
                    (C) Transfers of the interests in the REIT as long as (i) the REIT remains a publicly reporting company and, (ii) after giving effect to such transfers, no more than forty-nine percent (49%) of the outstanding shares or interests in the REIT are held by any Person (or Affiliated Person) which does not hold at least forty-nine percent (49%) of the outstanding shares or interests in the REIT as of the date hereof;
                    (D) the issuance of new shares, partnership interests, membership interests or other ownership interests of any kind in the REIT as long as (i) the REIT remains a publicly reporting company and, (ii) after giving effect to such issuance, no more than forty-nine percent (49%) of the outstanding shares or interests in the REIT are held by any Person (or Affiliated Persons) which does not hold at least forty-nine percent (49%) of the outstanding shares or interests in the REIT as of the date hereof;
                    (E) the merger, combination, consolidation, or other reorganization of the Operating Partnership, provided that (i) the Operating Partnership is the surviving entity, (ii) the Operating Partnership is Controlled by the REIT following any and all such reorganizations and (iii) after giving effect to such reorganization, no more than forty-nine percent (49%) of the outstanding shares or interests in the Operating Partnership are held by any Person (or Affiliated Person) which does not hold at least forty-nine percent (49%) of the outstanding shares or interests in the Operating Partnership as of the date hereof; or
                    (F) the merger, combination, consolidation, or other reorganization of the REIT, provided that (i) the REIT is the surviving entity, (ii) the REIT continues to Control the Operating Partnership following any and all such reorganization and, (iii) after giving effect to such reorganization, no more than forty-nine percent (49%) of the outstanding shares or interests in the REIT are held by any Person (or Affiliated Person) which does not hold at least forty-nine percent (49%) of the outstanding shares or interests in the REIT as of the date hereof.
For purposes of clause (vii), “immediate family member” shall mean a sibling, family trust, parent, spouse, child (or step-child), grandchild or other lineal descendant of the interest holder.
Notwithstanding anything to the contrary contained in clauses (v), (v), (vi), (vii) or (viii) of this definition of “Permitted Transfer”, if, as a result of a Permitted Transfer under such clauses, no direct or indirect interest in Borrower shall continue to be owned by at least one of the Guarantors, it shall also be a condition hereunder that one or more creditworthy Persons reasonably satisfactory to Lender that Controls Borrower or owns a direct or indirect interest in Borrower, shall execute and deliver a guaranty of recourse obligations (in the same form as the guaranty of recourse obligations delivered to Lender by Guarantors on the date hereof) (A) in the case of a Permitted Transfer described in clause (v), (vi) or (vii), on or prior to the date of such Permitted Transfer or (B) in the case of a Permitted Transfer described in clause (viii), within thirty (30) days after the date of such Permitted Transfer, pursuant to which, in each case, the replacement guarantor agrees to be liable under such guaranty of recourse obligations (whereupon the previous guarantor shall be released from any further liability under the guaranty and from and after the date of such Permitted Transfer, such replacement guarantor shall be the “Guarantor” for all purposes set forth in this Agreement (it being agreed and understood that the previous guarantors shall remain the “Guarantor” with respect to any and all obligations accruing prior to the date of such Permitted Transfer)).
Notwithstanding anything in this definition of “Permitted Transfer” to the contrary, in order for a Transfer to be deemed a Permitted Transfer, in addition to satisfying the applicable conditions set forth above, after giving effect to such Transfer, Hines Global REIT Properties LP must also continue to own at least fifty-one percent (51%) of all equity interests in Borrower.
It is acknowledged and agreed that Transfers of interests in the REIT occurring in the ordinary course and otherwise in accordance with the provisions of Sections (v) and/or (ix) of this definition of Permitted Transfers shall not, without more, be deemed Springing Recourse Events, notwithstanding anything in clause (1) of the last sentence of Section 10.1 to the contrary and notwithstanding that an Event of Default was continuing at the time of such Transfer.”
          (h) Section 5.12.1 of the Loan Agreement is hereby amended by deleting clause (f) in its entirety and substituting the following in its place “(f) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an affiliate of Borrower or Hines Interests Limited Partnership.”
          (i) Section 5.14 of the Loan Agreement is hereby amended by deleting the words “the date hereof” from the third line thereof and inserting “September [        ], 2010” in its place. Section 5.14 of the Loan Agreement is further amended by inserting the words “assumption of the” between the words “connection with the” and “Loan” in the fourth line thereof.
          (j) Lender shall waive the requirement for audited annual financial statements for Borrower pursuant to Section 6.3.2 of the Loan Agreement and shall instead accept (i) annual financial statements from Borrower certified by an officer of Borrower and (ii) audited annual financial statements of Hines Global REIT, Inc.
          (k) Section 6.3.3 is amended so that Borrower must deliver to Lender the items required under Section 6.3.3 within twenty (20) days after the end of each non-quarter-end calendar month or within thirty (30) days after the end of each calendar quarter.
          (l) Section 10.1(a) is hereby amended by adding the words “or any assumption thereof” at the end of such section.
     10. Interest Accrual Rate and Monthly Installment Payment Amount to Remain the Same. The interest rate and the monthly payments set forth in the Note shall remain unchanged. Prior to the occurrence of an Event of Default hereunder or under the Note, interest shall accrue on the principal balance outstanding from time to time at the applicable interest rate as set forth in the Note and principal and interest (which does not include such amounts as may be required to fund escrow obligations under the terms of the Loan Documents) shall continue to be paid in accordance with the provisions of the Note.
     11. Conditions. This Agreement shall be of no force and effect until each of the following conditions has been met to the complete satisfaction of Lender:
          (a) Fees and Expenses. Original Borrower and/or Assuming Borrower shall pay, or cause to be paid at closing: (i) all costs and expenses incident to the preparation, execution and recordation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, filing fees, surveyor fees, broker fees, transfer or mortgage taxes, rating agency confirmation fees, application fees, underwriting fees, all third party fees, search fees, transfer fees, inspection fees, title insurance policy or endorsement premiums or other charges of any title company and escrow agent, and the fees and expenses of legal counsel to any Lender Party and any applicable rating agency and (ii) an assumption fee to Lender in the amount of $400,000.00 (being one half of one percent (0.50%) of the outstanding principal balance of the Note as of the date of the transfer and assumption contemplated by this Agreement), the next regularly scheduled monthly payment due under the Loan and the other fees and expenses outlined in the beneficiary statement distributed to the parties by Lender. As between Original Borrower and Assuming Borrower only (it being acknowledged and agreed that Lender shall have the rights to require Original Borrower and/or Assuming Borrower to pay such sum), the foregoing provisions of this Section (a) shall not be deemed to modify the allocation of costs between Original Borrower and Assuming Borrower pursuant to the Sales Agreement.
          (b) Other Conditions. Satisfaction of all requirements under the Loan Documents and the closing checklist for this transaction as determined by Lender and Lender’s counsel in their sole discretion.
     12. Default.
          (a) Breach. Any breach of Assuming Obligors or Original Obligors of any of their respective representations, warranties and covenants contained herein shall constitute a default under the Mortgage and each other Loan Document.

          (b) Failure to Comply. Any failure of Assuming Obligors or Original Obligors to fulfill any one of the conditions set forth in this Agreement shall constitute a default under this Agreement and the Loan Documents.
          (c) Certain Loan Document Defaults. Notwithstanding anything herein or in the other Loan Documents to the contrary, Assuming Obligors shall not have any duty to cure any breach by the Original Obligors of any representation, warranty or covenant set forth in the organizational documents of any one or more of the Original Obligors, and any such breach shall not, in and of itself, constitute a default hereunder or under the other Loan Documents.
     13. No Further Consents. Assuming Obligors and Original Obligors acknowledge and agree that Lender’s consent herein contained is expressly limited to the sale, conveyance, assignment and transfer herein described, that such consent shall not waive or render unnecessary Lender’s consent or approval of any subsequent sale, conveyance, assignment or transfer of the Property, and that Section 5.26 of the Loan Agreement shall continue in full force and effect.
     14. Additional Representations, Warranties and Covenants of Assuming Obligors. As a condition of this Agreement, Assuming Obligors represent and warrant to Lender as follows:
          (a) Assuming Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the State of North Carolina. Assuming Borrower has full power and authority to enter into and carry out the terms of this Agreement and to assume and carry out the terms of the Loan Documents.
          (b) Assuming Indemnitor is a limited partnership duly organized and validly existing in good standing under the laws of the State of Delaware and is authorized to transact business as a foreign corporation in each jurisdiction in which such authorization is necessary for the operation of the business or properties of Assuming Borrower. Assuming Indemnitor is, and shall remain, the sole member of Assuming Borrower subject to any Permitted Transfers. Assuming Indemnitor has full power and authority to execute and deliver, and carry out the terms of, this Agreement and to assume and carry out the terms of the applicable Loan Documents.
          (c) Hines Global REIT Inc. is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland and is authorized to transact business as a foreign corporation in each jurisdiction in which such authorization is necessary for the operation of the business or properties of Hines Global REIT Inc.. Hines Global REIT Inc. is, and, subject to Permitted Transfers, shall remain, the sole general partner of Assuming Indemnitor and has full power and authority to execute and deliver, and carry out the terms of, this Agreement as general partner on behalf of Assuming Indemnitor.
          (d) This Agreement and the Loan Documents constitute legal, valid and binding obligations of Assuming Obligors enforceable in accordance with their respective terms. Neither the entry into nor the assumption and performance of and compliance with this

Agreement or any of the Loan Documents has resulted or will result in any material violation of, or a material conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Assuming Obligors or any property of Assuming Obligors are bound or any statute, rule or regulation applicable to Assuming Obligors.
          (e) There is no action, proceeding or investigation pending or threatened which questions, directly or indirectly, the validity or enforceability of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto, or which might result in any material adverse change in the condition (financial or otherwise) or business of either or both of Assuming Obligors.
          (f) There has been no legislative action, regulatory change, revocation of license or right to do business, fire, explosion, flood, drought, windstorm, earthquake, accident, other casualty or act of God, labor trouble, riot, civil commotion, condemnation or other action or event which has had any material adverse effect, on the business or condition (financial or otherwise) of either or both of Assuming Obligors or any of their properties or assets, whether insured against or not, since Assuming Obligors submitted to Lender their request to assume the Loan.
          (g) The financial statements and other data and information supplied by Assuming Obligors in connection with Assuming Borrower’s request to assume the Loan or otherwise supplied in contemplation of the assumption of the Loan by Assuming Obligors are correct and sufficiently complete to give Lender accurate knowledge of their subject matter, were in all material respects true and correct on the dates they were supplied, and since their dates no material adverse change in the financial condition of Assuming Obligors has occurred, and there is not any pending or threatened litigation or proceedings which might impair to a material extent the business or financial condition of Assuming Obligors.
          (h) Without limiting the generality of the assumption of the Loan Documents by Assuming Obligors, Assuming Obligors hereby specifically remake and reaffirm the representations, warranties and covenants set forth in the Loan Documents to which they are a party, as such representations, warranties and covenants are modified by this Agreement and except as such representations relate to characteristics of Original Borrower or Original Indemnitor or as were disclosed to Lender in that certain side letter from Assuming Obligors to Lender delivered to Lender on, and dated as of, the date hereof.
          (i) No representation or warranty of Assuming Obligors made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.
          (j) Assuming Borrower hereby represents and warrants to Lender that Assuming Borrower will not permit the transfer of any interest in Assuming Borrower to any person or entity (or any beneficial owner of such entity) who is listed on the specifically Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the “OFAC Lists”), it being acknowledged and agreed that such covenant shall be deemed satisfied solely with respect to holders of publicly traded direct or indirect interests in Assuming Borrower so long as Assuming Borrower does not knowingly permit the transfer of any interest in Assuming Borrower to any person or entity (or any beneficial owner of such entity) who is listed on any OFAC list and otherwise does not violate any applicable law with respect thereto and diligently uses commercially reasonable efforts to prevent the transfer of any such interests to any such person or entity. Assuming Borrower will not knowingly enter into a lease with any party who is listed on the OFAC Lists. Assuming Borrower shall immediately notify Lender if Assuming Borrower has knowledge that any member or beneficial owner of Assuming Borrower is listed on the OFAC Lists or (A) is indicted on or (B) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Assuming Borrower shall immediately notify Lender if Assuming Borrower knows that any tenant is listed on the OFAC Lists or (A) is convicted on, (B) pleads nolo contendere to, (C) is indicted on or (D) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Assuming Borrower further represents and warrants to Lender that Assuming Borrower is currently not on the OFAC List. None of the Assuming Borrower, any subsidiary of the Assuming Borrower or any affiliate of the Assuming Borrower or Assuming Indemnitor is (i) named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or (ii) (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person residing in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person, it being acknowledged and agreed that such representation is only to Assuming Borrower’s knowledge solely with respect to holders of publicly traded direct or indirect interests in Assuming Borrower and/or Assuming Indemnitor.
          (k) No consent to the transfer of the Property to Assuming Borrower is required under any agreement, including, without limitation, under any lease, operating agreement, mortgage or security instrument (other than the Loan Documents), or if such consent is required, Assuming Borrower has obtained all such consents.
          (l) Assuming Borrower represents and warrants that its chief executive office (or principal residence, if applicable) is located at the address shown on page one of this Agreement. All organizational documents of Assuming Borrower delivered to Lender are complete and accurate in every respect. Assuming Borrower’s legal name is exactly as shown on page one of this Agreement. Assuming Borrower covenants not to change Assuming Borrower’s name or, as applicable, Assuming Borrower’s chief executive office, Assuming Borrower’s principal residence or the jurisdiction in which Assuming Borrower is organized, without giving Lender at least 30 days’ prior written notice.
          (m) The fair market value of the interests in real property (within the meaning of sections 1.860G-2(a)(4) and 1.860G-2(b)(7) of the Income Tax Regulations promulgated under the Internal Revenue Code of 1986, as amended) that secure the Loan immediately after the closing under the Sales Agreement and this Agreement equals or exceeds the fair market value of the interests in real property (within the meaning of sections 1.860G-2(a)(4) and 1.860G-2(b)(7) of the Income Tax Regulations promulgated under the Internal Revenue Code of 1986, as amended) that secured the Loan immediately before the closing under the Sales Agreement and this Agreement..
     15. Additional Representations, Warranties and Covenants of Original Obligors. As a condition of this Agreement, Original Obligors represent and warrant to Lender as follows:
          (a) Original Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the State of North Carolina. Original Borrower has full power and authority to execute and deliver, and carry out the terms of, this Agreement and to convey the Property and assign the Loan Documents.
          (b) No consent to the transfer of the Property to Assuming Borrower is required under any agreement, including, without limitation, under any lease, operating agreement, mortgage or security instrument (other than the Loan Documents), or if such consent is required, Assuming Obligors have obtained all such consents.
          (c) Each Original Indemnitor is a resident of the State of New York and is legally competent to execute this Agreement.
          (d) This Agreement, the Sales Agreement and all other documents executed by Original Obligors in connection therewith, constitute legal, valid and binding obligations of Original Obligors enforceable in accordance with their respective terms. Neither the entry into nor the performance of and compliance with this Agreement, the Sales Agreement and all other documents executed by Original Obligors in connection therewith has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Original Obligors or any property of Original Obligors are bound or any statute, rule or regulation applicable to Original Obligors.
          (e) Original Obligors have not received any written notices from any governmental entity claiming that either the Property or Original Obligors’ use of the Property is not presently in compliance with any laws, ordinances, rules, and regulations bearing upon the use and operation of the Property, including, without limitation, any notice relating to zoning laws or building code regulations.
          (f) The certified rent roll provided to Lender of even date herewith, is a true, complete and accurate summary of all tenant leases (“Tenant Leases” or individually, a “Tenant Lease”) affecting the Property as of the date of this Agreement. No rent has been prepaid under any Tenant Lease except rent for the current month. Each Tenant Lease has been duly executed and delivered by, and, to the knowledge of Original Obligors, is a binding obligation of, the respective tenant, and each Tenant Lease is in full force and effect. Each Tenant Lease represents the entire agreement between the Original Borrower and the respective tenant and no Tenant Lease has been terminated, renewed, amended, modified or otherwise changed without the prior written consent of Lender to the extent required by the Loan Documents. The tenant under each Tenant Lease has taken possession of and is in occupancy of the premises therein described and is open for business. Rent payments have commenced under each Tenant Lease, and all tenant improvements in such premises and other conditions to occupancy and/or rent commencement have been completed by Original Borrower or its predecessor in interest. All obligations of the landlord under the Tenant Leases have been performed, and no event has occurred and no condition exists that, with the giving of notice or lapse of time or both, would constitute a default by Original Borrower under any Tenant Lease. There are no offsets or defenses that any tenant has against the full enforcement of any Tenant Lease by the Original Borrower. Each Tenant Lease is fully and freely assignable by the Original Borrower without notice to or the consent of the tenant thereunder.
          (g) Immediately prior to the Assumption, Original Borrower is the current owner of the Property. There are no pending or threatened suits, judgments, arbitration proceeding, administrative claims, executions or other legal or equitable actions or proceedings against Original Obligors or the Property, any pending or threatened condemnation or annexation proceedings affecting the Property, any agreements to convey any portion of the Property, or any rights thereto, that are not disclosed in this Agreement, including, without limitation, any pending or threatened administrative claim by any governmental agency.
          (h) The fair market value of the interests in real property (within the meaning of sections 1.860G-2(a)(4) and 1.860G-2(b)(7) of the Income Tax Regulations promulgated under the Internal Revenue Code of 1986, as amended) that secure the Loan immediately after the closing under the Sales Agreement and this Agreement equals or exceeds the fair market value of the interests in real property (within the meaning of sections 1.860G-2(a)(4) and 1.860G-2(b)(7) of the Income Tax Regulations promulgated under the Internal Revenue Code of 1986, as amended) that secured the Loan immediately before the closing under the Sales Agreement and this Agreement.
          (i) No representation or warranty of Original Obligors made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.
     16. Incorporation of Recitals. Each of the Recitals set forth above in this Agreement are incorporated herein and made a part hereof.
     17. Property Remains as Security for Lender. All of the Property shall remain in all respects subject to the lien, charge or encumbrance of the Mortgage. Except as expressly set forth in this Agreement, nothing contained herein shall affect or be construed to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Note or the Mortgage, nor shall anything contained herein affect or be construed to affect any other security for the Note held by Lender. Nothing in this Agreement shall in any way release, diminish or affect the lien position of the Mortgage or any liens created by, or the agreements or covenants contained in the Loan Documents or the lien priority of any such liens.

     18. No Waiver by Lender. Nothing contained herein shall be deemed a waiver of any of Lender’s rights or remedies under any of the Loan Documents, or under applicable law.
     19. References. From and after the date hereof: (a) references in any of the Loan Documents to any of the other Loan Documents will be deemed to be references to such other Loan Documents as modified by this Agreement; (b) references in the Loan Documents to “Borrower,” “Grantor,” “Assignor,” “Maker” or “Mortgagor” shall hereafter be deemed to refer to Assuming Borrower; (c) references in the Loan Documents to the “Guarantor,” “Indemnitor” or “Key Principal” shall hereafter be deemed to refer to Assuming Indemnitor; and (d) all references to the term “Loan Documents” or “Security Documents” in the Loan Documents shall hereinafter refer to the Loan Documents as defined herein, this Agreement, and all documents executed in connection with this Agreement.
     20. Relationship with Loan Documents. To the extent that this Agreement is inconsistent with the Loan Documents, this Agreement will control and the Loan Documents will be deemed amended by this Agreement. Except as explicitly amended hereby, the Loan Documents shall remain unchanged and in full force and effect.
     21. Titles and Captions. Titles and captions of sections and subsections of this Agreement have been inserted for convenience only, and neither limit nor amplify the provisions of this Agreement.
     22. Partial Invalidity. Any provision of this Agreement or the Loan Documents held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective only to the extent of such illegality, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provision hereof or thereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction.
     23. Entire Agreement. This Agreement and the documents contemplated to be executed herewith constitute the entire agreement among the parties hereto with respect to the assumption of the Loan. This Agreement supersedes all prior negotiations regarding the transfer of the Property and the Assumption. This Agreement and the Loan Documents may only be amended, revised, waived, discharged, released or terminated by a written instrument executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination of this Agreement which is not in writing and signed by the parties shall not be effective as to any party.
     24. Binding Effect. This Agreement and the documents contemplated to be executed in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the foregoing provision shall not be a consent by Lender to any further sale, conveyance, assignment or transfer of the Property by Assuming Borrower.
     25. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed an original and shall be binding upon all parties and all of which, taken together, shall constitute one and the same Agreement.

     26. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State where the Property is located.
     27. Effective Date. This Agreement shall be effective as of the date of its execution by the parties hereto and upon such date this Agreement shall be incorporated into the terms of the Loan Documents.
     28. Time of Essence. Time is of the essence with respect to all provisions of this Agreement.
     29. Cumulative Remedies. All remedies contained in this Agreement are cumulative and Lender shall also have all other remedies provided at law and in equity contained in the Mortgage and other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole discretion of Lender and may be exercised in any order and as often as occasion therefor shall arise.
     30. Construction. Each party hereto acknowledges that it has participated in the negotiation of this Agreement and that no provision shall be construed against or interpreted to the disadvantage of any party. Assuming Obligors and Original Obligors have had sufficient time to review this Agreement, have been represented by legal counsel at all times, have entered into this Agreement voluntarily and without fraud, duress, undue influence or coercion of any kind. Lender has not made a representation or warranty to any party except as set forth in this Agreement.
     31. WAIVER OF JURY TRIAL. ORIGINAL OBLIGORS, ASSUMING OBLIGORS AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE LOAN DOCUMENTS OR THIS AGREEMENT.
     32. Initialed Provisions. Any terms in the Mortgage or in any of the other Loan Documents that make provisions for the initials of the borrower or any indemnitor or guarantor in respect of the Loan shall be deemed to have been initialed by the applicable Assuming Obligor.
     33. Exculpation. The liability of Assuming Borrower under this Agreement and the other Loan Documents shall be limited as and to the extent set forth in Section 10.1 of the Loan Agreement. The liability of Assuming Indemnitor under this Agreement and the other Loan Documents shall be limited as set forth in the Indemnity Agreement and the other Loan Documents to which Original Indemnitor is a party (as such documents are amended by this Agreement).
     34. Attorneys’ Fees; Enforcement. If any attorney is engaged by Lender to enforce, construe or defend any provision of this Agreement, or as a consequence of any default under or breach of this Agreement, with or without the filing of any legal action or proceeding, Assuming Borrower shall pay to Lender, upon demand, the amount of all attorneys’ fees and costs reasonably incurred by Lender in connection therewith, together with interest thereon from the date of such demand at the rate of interest applicable to the principal balance of the Note as specified therein.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first aforesaid.

ASSUMING BORROWER:	HINES GLOBAL REIT HOCK PLAZA I LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSUMING INDEMNITOR:
HINES GLOBAL REIT PROPERTIES LP,
a Delaware limited partnership

By: Hines Global REIT, Inc., its general partner

By:
Name:
Title:

STATE OF
COUNTY OF
     I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:                                          (insert name only (not title) of individual signing document).

Date:
Official Signature of notary

My Commission Expires:
Notary’s printed or typed name, Notary Public

(Official Seal)
STATE OF
COUNTY OF
     I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:                                          (insert name only (not title) of individual signing document).

Date:
Official Signature of notary

My Commission Expires:
Notary’s printed or typed name, Notary Public

(Official Seal)

ORIGINAL BORROWER:	BRICKMAN DURHAM LLC, a Delaware limited liability company

By:
Name:
	Title:	Manager

ORIGINAL INDEMNITOR:
Name: BRUCE S. BRICKMAN, an individual

Name: KATHLEEN CORTON, an individual

Name: RODERICK O’CONNOR, an individual
STATE OF
COUNTY OF
     I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:                                          (insert name only (not title) of individual signing document).

Date:
Official Signature of notary

My Commission Expires:
Notary’s printed or typed name, Notary Public

(Official Seal)

STATE OF
COUNTY OF
     I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:                                          (insert name only (not title) of individual signing document).

Date:
Official Signature of notary

My Commission Expires:
Notary’s printed or typed name, Notary Public

(Official Seal)
STATE OF
COUNTY OF
     I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:                                          (insert name only (not title) of individual signing document).

Date:
Official Signature of notary

My Commission Expires:
Notary’s printed or typed name, Notary Public

(Official Seal)

STATE OF
COUNTY OF
     I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:                                          (insert name only (not title) of individual signing document).

Date:
Official Signature of notary

My Commission Expires:
Notary’s printed or typed name, Notary Public

(Official Seal)

LENDER:	BANK OF AMERICA, N.A., as trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-GG6

	By:	WELLS FARGO BANK, N.A., as successor by merger to WACHOVIA BANK, NATIONAL ASSOCIATION, solely in its capacity as Servicer, as authorized under that certain Pooling and Servicing Agreement dated as of March 1, 2006

By:
Name:
Title:
STATE OF
COUNTY OF
     I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:                                          (insert name only (not title) of individual signing document).

Date:
Official Signature of notary

My Commission Expires:
Notary’s printed or typed name, Notary Public

(Official Seal)

EXHIBIT A
[TITLE COMPANY TO ATTACH EXHIBIT A LEGAL
DESCRIPTION OF THE PROPERTY]